United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Wells Fargo Bank has been selected as the new recordkeeper under the Kansas City Life Insurance Company Savings and Profit Sharing Plan (the “Plan”), which will result in a blackout period with respect to participants’ accounts in the Plan. During the blackout period, transactions involving Kansas City Life Insurance Company’s (“KCL”) common stock under the Plan will not be permitted. The blackout period is currently expected to begin at 3 p.m. Central Time on June 26, 2012 and end during the week of July 16, 2012.

On May 25, 2012, KCL received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, and, on that date, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended, a notice was sent to KCL’s directors and executive officers informing them of the blackout period and certain trading restrictions in KCL’s equity securities that will be imposed on directors and executive officers during the blackout period. Such notice is attached hereto as Exhibit 99.1, includes the information required by Rule 104(b) of Regulation BTR, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of Kansas City Life Insurance Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY

                                             (Registrant)

By: /s/ A. Craig Mason, Jr.

        Vice President

June 15, 2012

        (Date)

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of Kansas City Life Insurance Company